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Exhibit 5.1

                                                                   June 17, 1997

Integrated Technology USA, Inc.
107 West Tryon Avenue
Teaneck, NJ 07666

                  Re:   Registration Statement on Form S-8
                        Relating to 1,481,401 Shares of Common Stock
                        --------------------------------------------

Gentlemen:

                  You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") relating to up to 1,481,401 shares of Common Stock, par value $.01 per share, of Integrated Technology USA, Inc. (the "Company") that may from time to time be sold by the Company upon exercise of options that have been, or may hereafter be, granted pursuant to the plans and compensation contracts referenced in the Registration Statement. Such shares are referred to as the "Option Shares."

                  We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company, the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

                  Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the terms of the applicable plan and any applicable stock option or other agreement governing the issuance of such shares, will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,

                                                          Ehrenreich & Krause